UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ----------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): November 2, 2006


                           PAR TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



           Delaware                        1-09720                 16-1434688
-------------------------------       ----------------       -------------------
(State or Other Jurisdiction            (Commission             (IRS Employer
     of Incorporation)                   File Number)        Identification No.)


   PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY        13413-4991
-----------------------------------------------------------------   ------------
         (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (315) 738-0600



                                 Not applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On November 2, 2006, PAR Technology Corporation (the "Company") and its wholly owned subsidiary, Par-Siva Corporation (f/k/a PAR Vision Systems Corporation) (the "Subsidiary") acquired substantially all of the assets and assumed certain liabilities of SIVA Corporation ("SIVA"). The purchase price of the assets was approximately $6.6 million in cash and PAR stock. The agreement provides for additional contingent purchase price payments based on certain sales based milestones and other conditions.

     SIVA, based in Delray Beach, Florida, is a developer of software solutions for multi-unit restaurant operations.

Item 9.01. Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

     Financial statements will be filed by amendment not later than 71 calendar days after the date on which this initial report on Form 8-K is required to be filed.

     (b)  Exhibits.

     10.1 Asset Purchase Agreement by and among PAR Technology Corporation, a Delaware corporation, Par-Siva Corporation, a New York corporation, and SIVA Corporation, a Delaware corporation dated as of October 27, 2006, effective as of November 2, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PAR TECHNOLOGY CORPORATION



Date:  November 8, 2006

                                            By:  /s/ Ronald J. Casciano
                                                 ---------------------------
                                                 Ronald J. Casciano
                                                 Vice President, Chief Financial
                                                 Officer and Treasurer

                                  EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------

10.1 Asset Purchase Agreement by and among PAR Technology Corporation, a Delaware corporation, Par-Siva Corporation, a New York corporation, and SIVA Corporation, a Delaware corporation dated as of October 27, 2006, effective as of November 2, 2006.

Exhibit 10.1


------------------------------------------------------------------------------





                            ASSET PURCHASE AGREEMENT
                          DATED AS OF OCTOBER 27, 2006
                                  BY AND AMONG
                           PAR TECHNOLOGY CORPORATION
                              PAR-SIVA CORPORATION
                                       AND
                                SIVA CORPORATION





------------------------------------------------------------------------------





CONFIDENTIAL TREATMENT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF
                      THIS DOCUMENT MARKED WITH ASTERISKS

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT, dated as of October 27, 2006 (this "Agreement"), is entered into by and among PAR Technology Corporation, a Delaware corporation ("PTC"), Par-Siva Corporation ("Buyer") and SIVA Corporation, a Delaware corporation ("Seller").

                                    RECITALS

     A. Seller conducts a business which provides enterprise wide and point of sale operation and revenue management software, solutions, systems, products and services to the restaurant industry (the "Business").

     B. Buyer desires to purchase and assume from Seller, and Seller desires to sell and transfer to Buyer, certain of the assets and liabilities of Seller, all as more specifically set forth herein, and upon the terms and subject to the conditions of this Agreement (the "Transaction").

     C. Certain capitalized terms used herein have the meanings ascribed to such terms in Article 1 hereof.

                                    AGREEMENT

     In order to consummate the Transaction, and in consideration of the mutual agreements hereinafter contained, Buyer and Seller agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:

     "Action" means any claim, action, suit, arbitration, investigation, audit or proceeding by or before any Governmental Authority or arbitrator.

     "Affiliate" means, when used with respect to a specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. With respect to any Person who is a natural person, such Person's Affiliates shall include such Person's spouse and their respective siblings, parents and lineal descendents.

     "Ancillary Agreements" means the Employment Agreement(s), the Escrow Agreement and other agreements required to be delivered pursuant to this Agreement.

     "Assets" means all of Seller's or any of Seller's Subsidiaries' right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, contingent or existing, owned or used by Seller or any of Seller's Subsidiaries or in which Seller or any of Seller's Subsidiaries has any interest whatsoever.

     "Benefit Arrangement" means any employment, consulting, severance, change in control or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self insured arrangements), workers' compensation, disability benefits, unemployment benefits, severance, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits), fringe benefits or for deferred compensation, profit sharing bonuses, stock options, stock appreciation rights, phantom stock rights, stock purchases, annual or long term cash incentive compensation, base pay or other forms of incentive compensation or post retirement insurance, compensation or benefits which is not a Multiemployer Plan, Pension Plan or Welfare Plan and which is sponsored, administered, entered into, maintained, contributed to, has been contributed to or required to be contributed to, as the case may be, by Seller.

     "Books and Records" means copies of all books of account and other financial records pertaining to Seller or any of Seller's Subsidiaries;
excluding, however, Seller's minute books, shareholder records and charter documents; Seller shall be entitled to retain the originals of Seller's financial records for purposes of winding up Seller's affairs.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Computer Program(s)" means (i) any and all computer programs (consisting of sets of statements or instructions to be used directly or indirectly in a computer in order to bring about a certain result) and portions thereof, and
(ii) all associated data and compilations of data, regardless of their form or embodiment. "Computer Programs" shall include, without limitation, all source code, object code, natural language code, all versions, all screen displays and designs, all component modules, all descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including without limitation user manuals and training materials, relating to any of the foregoing.

     "Confidentiality Agreement" means the Confidentiality and Non-Disclosure Agreement dated as of February 3, 2006 between PTC and Seller.

     "Contract" means any agreement, contract, lease, note, loan, evidence of Indebtedness, letter of credit, accepted purchase order, franchise agreement, distribution agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, purchase and sale order or other executory commitment to which Seller or any of its Subsidiaries is a party or which relates to the Business or any of the Assets, whether oral or written, express or implied, and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto, including, without limitation, any Real Property Lease and any Personal Property Lease.

     "Disclosure Schedule" means the disclosure schedules attached hereto.

     "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

     "Employment Agreement(s)" means employment agreements to be entered into between Buyer and James Melvin and such other key personnel as are identified by Buyer on Schedule 1.1-1 pursuant to the terms and conditions of this Agreement.

     "Encumbrance"  means any claim, lien,  pledge,  option,  charge,  easement, hypothec, security interest, deed of trust, mortgage, right of way, encroachment, building or use restriction, encumbrance or other right of third parties, whether voluntarily or involuntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sale agreement or other title retention agreement or lease in the nature thereof.

     "Environmental Law" means any Law, now in effect and as amended, and any judicial, legislative or administrative interpretation thereof, including any Governmental Order relating to the environment, the effect of Hazardous Materials on the environment or human safety or health, emissions, discharges or releases of Hazardous Materials into the environment, including without limitation into ambient air, surface water, groundwater or land, occupational safety and health, or otherwise relating to the handling of Hazardous Materials or the clean up or other remediation of Hazardous Materials.

     "Equity Securities" of any Person means (i) shares of capital stock, limited liability company interests, unlimited liability company interests, partnership interests or other equity securities of such Person, (ii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any capital stock, limited liability company interests, unlimited liability company interests, partnership interests or other equity securities of such Person,
(iii) securities convertible into or exercisable or exchangeable for shares of capital stock, limited liability company interests, unlimited liability company interests, partnership interests or other equity securities of such Person, and
(iv) equity equivalents, interests in the ownership or earnings of, or equity appreciation, phantom stock or other similar rights of, or with respect to, such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any Person which is (or at any relevant time was) a member of a "controlled group of corporations" within the meaning of Section 414(b) of the Code, a member of a group of trades or businesses which is under "common control" within the meaning of Sections 414(c) or (o) of the Code, or a member of an "affiliated service group" within the meaning of Section 413(m) of the Code.

     "Escrow Agent" means NBT Bank, N.A.

     "Excluded Assets" means (any other provision of this Agreement notwithstanding) all cash and cash equivalents over and above aggregate advance payments and/or other deposits on executory Contracts, the future obligations of which are being assumed by Buyer; the Assets listed on Schedule 1.1-2 of the Disclosure Schedule; and any Contracts hereinafter entered into in violation of the terms hereof or not listed on Schedule 2.1(a)(iii) of the Disclosure Schedule.

     "Facility" means the facility located at 3333 South Congress Avenue, Suite 400, Delray Beach, Florida 33445 leased, operated and used by Seller.

     "Financial Statements" means the unaudited balance sheets of Seller and its Subsidiaries as of December 31, 2005, and the related statements of income for the twelve month period then ended.

     "GAAP" means United States generally accepted accounting principles in effect from time to time applied consistently throughout the period involved.

     "General Intangibles" means all good will and general intangibles associated with the Business including, without limitation, all information relating to suppliers, customers, potential customers, distributors and vendors, and telephone and facsimile numbers used by Buyer prior to Closing Date.

     "Government Contract" means any Contract to which Seller or any of its Subsidiaries is a party or by which any of them are bound, the ultimate contracting party of which is a Governmental Authority (including any subcontract with a prime contractor or other subcontractor who is a party to any such Contract).

     "Government-Furnished Property" means all machinery, equipment, tools, dies, spare parts and all other personal property and fixtures loaned, bailed or otherwise furnished by the United States Government to Seller or any of its Subsidiaries pursuant to any Government Contract.

         "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial or arbitral body, whether federal, state, local or foreign.

     "Governmental  Order"  means  any  order,  judgment,   injunction,  decree,
stipulation,  determination  or  award  entered  by  or  with  any  Governmental
Authority.

     "Handling of Hazardous Materials" means the production, use, generation, storage, treatment, recycling, disposal, discharge, release or other handling or disposition of Hazardous Materials.

     "Hazardous Materials" means: (a) petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive, radioactive or infectious; (c) any "hazardous substance," "pollutant," "contaminant," "hazardous waste," "regulated substance," "hazardous chemical," "toxic chemical" or "toxic substance" as designated, listed or defined (whether expressly or by reference) in any Law (including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and any other so called "superfund" or "superlien" law, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., and the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and the respective regulations promulgated thereunder, or any analogous Laws); and (d) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clauses (a), (b) or (c) above.

     "Indebtedness" means (i) indebtedness of Seller or any of its Subsidiaries for borrowed money (including the aggregate principal amount thereof, the aggregate amount of any accrued but unpaid interest thereon and any prepayment penalties or other similar amounts payable in connection with the repayment thereof on or prior to the Closing Date), (ii) obligations of Seller or any of its Subsidiaries evidenced by bonds, notes, debentures, letters of credit or similar instruments, (iii) obligations of Seller or any of its Subsidiaries under capitalized leases, (iv) obligations of Seller or any of its Subsidiaries under conditional sale, title retention or similar agreements or arrangements creating an obligation of Seller or any of its Subsidiaries with respect to the deferred purchase price of property (other than customary trade credit), and (v) all obligations of Seller to guarantee any of the foregoing types of obligations on behalf of any Person other than Seller.

     "Intellectual Property Rights" means all (i) domestic and foreign registrations of trademarks, service marks, logos, domain names, protected models, designs, created works, trade names or other trade rights of Seller or any of its Subsidiaries, (ii) pending applications by Seller or any of its Subsidiaries for any such registrations, (iii) rights in or to inventions, patents and copyrights (whether or not registered) and pending applications therefor of Seller or any of its Subsidiaries, (iv) Seller's or any of its Subsidiaries' rights to other trademarks, service marks, logos, domain names, web sites, protected models, designs, data, software, created works, trade names and other trade rights and all other trade secrets, designs, plans, specifications, technology, know how, methods, designs, concepts, software utilities and tools, other proprietary rights (including, without limitation, associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the Laws of all jurisdictions) and other intellectual property, whether or not registered, and (v) rights under any licenses of Seller or any of its Subsidiaries to use any of the intellectual property described in clauses (i) to (iv) above.

     "Interim Financial Statements" means the balance sheet of Seller and its Subsidiaries as of June 30, 2006, and the related statements of income for the 6 month period then ended.

     "Inventory" means all of the inventory of Seller or any of its Subsidiaries held for resale, and all of Seller's raw materials, works in process, finished products and supply items, in each case wherever the same may be located.

     "IRS" means the United States Internal Revenue Service.

     "Knowledge" or "Known" means those facts or circumstances actually known by a Specified Person of Seller, or any facts or circumstances which would be known after due inquiry by a person holding a comparable office or with comparable experience or responsibilities. For purposes of this definition, the term "Specified Persons" means: Jim Melvin ("Melvin"), Doug Betlach, Glenn Levi, Rick King, Julie Grosse, Aaron Link, Adrian Peschl and David Joyce.

     "Law" means any federal, state, local or foreign statute, law, legislation, constitution, ordinance, regulation, rule, code, edict, order, directive, pronouncement, judgment, decree, or rule of common law.

     "Leasehold Improvements" shall mean all leasehold improvements situated in or on the real property covered by the Real Property Lease and owned by Seller or any of its Subsidiaries to the extent and only to the extent the same may be removed from such real property without significant damage.

     "Licenses" means all of the licenses, permits, approvals, certificates, exemptions, consents and other authorizations from any Government Authority, whether foreign, federal, state or local, or other third party necessary for the use, occupancy, operation or conduct of the Business as conducted as of the date of this Agreement and as of the Closing Date.

     "Loss Bid" means any outstanding offer by Seller or any of its Subsidiaries to provide goods or services to any customer at a quoted price which Seller reasonably expects, based on Seller's Knowledge as of the date hereof and as of the Closing Date, to result in a loss.

     "Loss Contract" means any Contract for which Seller or any of its Subsidiaries reasonably expects, based on such Seller's Knowledge as of the date hereof and as of the Closing Date, to result in a loss.

     "Losses" means any and all losses, liabilities, damages, claims, awards, judgments, diminution of value, fines, penalties, costs and expenses (including, without limitation, the costs of reasonable investigation, remediation and attorneys' fees) actually suffered or incurred .

     "Material Adverse Effect" or "Material Adverse Change" or a similar phrase means, with respect to any Person, any material adverse effect on or material adverse change with respect to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations or prospects of such Person and its Subsidiaries, taken as a whole.

     "Multiemployer Plan" means any "multiemployer plan," as defined in Section 3(37) or 4001(a)(3) of ERISA, which Seller or any ERISA Affiliate of Seller sponsors, maintains or administers or to which Seller or any ERISA Affiliate of Seller contributes, has contributed or is, or was obligated to contribute.

     "Pension  Plan" means any  "employee  pension  benefit  plan" as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan) which Seller and any of its Subsidiaries or any ERISA Affiliate of Seller and any of its Subsidiaries sponsors, maintains or administers or to which Seller and any of its
Subsidiaries or any ERISA Affiliate of Seller and any of its Subsidiaries contributes, has contributed or is, or was obligated to contribute.

     "Person" means any natural person, corporation, limited partnership, general partnership, limited liability company, unlimited liability company, joint stock company, joint venture, association, company, trust or other organization or any Governmental Authority.

     "Personal Property Leases" shall mean all of the existing leases with respect to the personal property of Seller or any of its Subsidiaries.

     "Personnel"  means  all  employees,  officers,  directors  and  independent
contractors  of,  employed  by  or  contracting   with  Seller  or  any  of  its
Subsidiaries.

     "Potential Loss" means any and all losses, liabilities, damages, claims, awards, judgments, diminution of value, fines, penalties, costs and expenses (including, without limitation, the costs of reasonable investigation, remediation and attorneys' fees.)

     "Pre-Closing Tax Period" means all taxable periods ending on or prior to the Closing Date and the portion of any taxable period ending on the Closing Date that includes but does not end on the Closing Date.

     "Real Property Leases" means the lease entered into by Seller for the Facility.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Subsidiary" of any Person means any other Person (i) of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, at least 50% of the stock or other Equity Securities of such other Person or (ii) the operations of which are consolidated with such first Person, pursuant to GAAP, for financial reporting purposes.

     "Tax" or "Taxes" means any federal, state, local or foreign net or gross income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, offer, registration, value added, alternative or add on minimum, estimated or other tax, governmental fee or like assessment or charge of any kind whatsoever (including any liability for Taxes imposed on another Person, whether incurred or borne as a transferee or successor or by contract or otherwise), including any interest, penalty or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

     "Transaction Related Expenses" means the (i) fees and disbursements of counsel to Seller or its independent accountants or financial or other advisors incurred by Seller or any of its Subsidiaries in connection with the transactions contemplated hereby, and (ii) any expenses incurred by Seller or any of its Subsidiaries in connection with the transactions contemplated hereby or for which it may have any liability.

     "Transferred Subsidiaries" means, collectively, those subsidiaries listed on Schedule 1.1-3.

     "Welfare  Plan" means any  "employee  welfare  benefit  plan" as defined in
Section 3(1) of ERISA (other than a Multiemployer Plan) which Seller or any of its Subsidiaries or any ERISA Affiliate of Seller or any of its Subsidiaries sponsors, maintains or administers or to which Seller or any of its Subsidiaries or any ERISA Affiliate of Seller or any of its Subsidiaries contributes, has contributed or is, or was obligated to contribute.

     Section 1.2 Other Defined Terms. The following terms have the meanings defined for such terms in the Sections set forth below:

         Term                                                      Section
         ----                                                      -------
Agreed Upon Deposits ...................................           2.1(a)
Agreement ..............................................           Preamble
Assumed Liabilities ....................................           2.2
Base Amount ............................................           2.4
Balance Sheet ..........................................           4.6
Business ...............................................           Preamble
Buyer ..................................................           Preamble
Buyer Indemnified Parties ..............................           8.2(a)
Buyer Threshold Amount .................................           8.2(e)
Claim ..................................................           8.2(c)
Claim Notice ...........................................           8.2(c)
Closing ................................................           3.1
Closing Date ...........................................           3.1
Contingent Purchase Price Amount .......................           2.5
Contingent Purchase Price Period .......................           2.5
DMI ....................................................           10.3
DMI Agreement ..........................................           10.3
eCentra ................................................           10.4
eCentra Agreement ......................................           10.4
Escrow Agreement .......................................           2.4(b)(iii)
Escrow Amount ..........................................           2.4(b)(iii)
Escrow Shares ..........................................           2.4(b)(iii)
Excluded Liabilities ...................................           2.3
Facilities Agreement ...................................           10.1
GMRI ...................................................           4.12(c)
GMRI Agreement .........................................           4.12(c)
Indemnifying Party .....................................           8.2(c)

Loaned Equipment .......................................           4.14
Luby's .................................................           10.6
Luby's Agreement .......................................           10.6
Luby's Deposit .........................................           10.6
Luby's Support Obligations .............................           10.6
Machinery and Equipment ................................           4.14
Material Contracts .....................................           4.12 (a)
Melvin .................................................           1.1
Purchase Price .........................................           2.4(a)
Purchased Assets .......................................           2.1(a)
PTC ....................................................           Preamble
PTC Common Stock .......................................           2.3(b)(iii)
***** ..................................................
Related Party Transaction ..............................           4.25
Reports ................................................           5.6
SEC ....................................................           2.5(b)
Seller .................................................           Preamble
Seller Software ........................................           4.11
Seller Indemnified Party ...............................           8.2(b)
Seller Threshold Amount ................................           8.2(d)
Share Value ............................................           2.4(b)(ii)
SIVA Products ..........................................           2.5(a)
Software Contract ......................................           4.11
Subsidiary Equity Securities ...........................           4.3(a)
Third Party Notice .....................................           8.2(c)
Transaction ............................................           Recitals
Universal ..............................................           10.2
Universal Agreement ....................................           10.2

     Section 1.3 Construction.

     (a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the word "including" shall mean "including, without limitation;" and (vi) the word "or" shall be disjunctive but not exclusive.

     (b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

     (c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

     (d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

     (e) The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

     (f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days are to be counted.

     (g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

     (h) Whenever a disclosure with respect to a Subsidiary is required pursuant to this Agreement, the specific Subsidiary to which such disclosure applies shall be disclosed.

                                    ARTICLE 2
                           PURCHASE AND SALE OF ASSETS

     Section 2.1 Transfer of Assets.

     (a) Transfer of Purchased Assets. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer free and clear of any and all Encumbrances, and Buyer will purchase from Seller free and clear of any and all Encumbrances, all of the rights, title and interest of Seller in and to all Assets, except for the Excluded Assets, including without limitation, all of Seller's right, title and interest in the following (the "Purchased Assets");

          (i) an agreed upon amount of one hundred fifty thousand dollars ($150,000) representing Seller's deposits as of the date of this Agreement including, but not limited to, the Luby's Deposit (the "Agreed Upon Deposits") and any amounts received or to be received after the date of the execution of this Agreement from any source in connection with any transaction which requires Seller or Buyer to perform any obligation or deliver any product or service of any kind after the date of such execution, including but not limited to: (a) deposits for maintenance, technical support, development or other professional services, and items of a similar nature and/or (b) any payment by Deli Management, Inc. ("DMI") beyond the "1st Tranche" as that term is used in the DMI - Enterprise Software License Agreement dated June 9,2004 between DMI and Seller.

          (ii)  all  accounts   and  notes   receivable   (whether   current  or
     noncurrent), refunds, prepayments or prepaid expenses;

          (iii) all Contracts to be specifically listed (and only those listed) on Schedule 2.1(a)(iii) of the Disclosure Schedule;

          (iv) all General Intangibles;

          (v) all Inventory;

          (vi) all Books and Records;

          (vii) all Intellectual Property Rights;

          (viii) all Licenses;

          (ix) all Seller Software;

          (x) all rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with Purchased Assets or services furnished to Seller;

          (xi) all Machinery and Equipment;

          (xii) all Leasehold Improvements;

          (xiii) all interests in the Transferred Subsidiaries;

          (xiv) all other tangible assets necessary or useful in the conduct of the Business including, but not limited to, those set forth in Schedule 2.1(xiv) of the Disclosure Schedule; and

          (xv) all claims, causes of action, chooses in action, rights of recovery and rights of set-off of any kind relating to Purchased Assets or the Assumed Liabilities, against any Person including, without limitation any liens, security interests, pledges, or other rights to payment or to enforce payment in connection with products delivered by Seller on or prior to the Closing Date; and

          (xvi) all rights relating to Government-Furnished Property.

     Section 2.2 Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the Closing, to assume the following, and only the following, liabilities of Seller (the "Assumed Liabilities"):

     (i) all liabilities of Seller to provide goods and/or services under any of the Contracts specifically listed on Schedule 2.1(a)(iii) of the Disclosure Schedule to the extent the obligation to provide such goods and/or services arises subsequent to the Closing Date;

     (ii) all liabilities of Seller for payment of rent on the Facility arising during the six (6) month period after the Closing Date under the Real Property Lease; and

     (iii) all liabilities set forth on Schedule 2.2 to the extent, and only to the extent, the same arise subsequent to the Closing Date.

     Section 2.3 Excluded Liabilities. Any provisions in this Agreement or any writing to the contrary notwithstanding, Buyer is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Seller or any Affiliate of Seller, of whatever nature, whether presently in existence or arising or asserted hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of the Seller (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"). Without limiting the foregoing, none of the following shall be Assumed Liabilities for purposes of this Agreement:

     (a) all liabilities and obligations of Seller for or in respect of Taxes (including any Taxes that arise as a result of the transactions contemplated by this Agreement);

     (b) any liability or obligation under any Environmental Law incurred in or attributable to the operation of the Business on or before the Closing Date;

     (c) any liability of Seller under the Real Property Lease not specifically assumed pursuant to the terms hereof;

     (d) any liability or obligation of Seller arising out of any Contract not specifically assumed pursuant to the terms hereof;

     (e) any liability or obligation of Seller arising out of any Contract assumed pursuant to the terms hereof arising out of any breach by the Seller of any provision thereof including, but not limited to, liabilities or obligations arising out of Seller's failure to perform any Contract according to its terms prior to Closing;

     (f) any liability or obligation relating to an Excluded Asset (whether or not arising prior to, on or after the Closing Date);

     (g) any liability or obligation owing to any employee, director, officer or other Affiliate of Buyer; any law firms, accountants or other advisors; any banks or other lenders; or to trade creditors; and

     (h) any liability or obligation arising out of or in connection with any Actions arising out of or relating to the conduct of the Business prior to the Closing.

     Section 2.4 Purchase Price.

     (a) Purchase Price. Upon the terms and subject to the conditions set forth herein, Buyer shall pay to Seller for the sale, transfer, assignment, conveyance and delivery of the Purchased Assets, a base purchase price in an aggregate amount equal to Six Million Eight Hundred Thousand Dollars ($6,800,000) ("Base Amount") plus an amount equal to the Contingent Purchase Price Amount, if any, as is earned by Seller after the Closing Date pursuant to the terms hereof (the "Purchase Price"), subject, however, to the adjustments set forth in Article 8 hereof. The Purchase Price (including the Assumed Liabilities) shall be allocated among the Purchased Assets in accordance with Schedule 2.4 to be annexed hereto as soon after the Closing as is practicable and such allocation shall be the allocation which is used by the parties in preparing (i) Internal Revenue Service Form 8594, Asset Acquisition Statement, (ii) all other Tax Returns and (iii) for all other Tax purposes. Seller and Buyer shall each file Internal Revenue Service Form 8594 with their U.S. federal income tax returns for the tax period including the Closing Date. All allocations made pursuant to this Section 2.4 shall be binding upon the parties and upon each of their successors and assigns, and the parties shall report the transactions contemplated hereby in accordance with such allocations. The parties hereto shall not make any written statements or take any position on any Tax Return, in any refund claim, during the course of any Tax audit, for any financial or regulatory purpose in any litigation or investigation or otherwise that are inconsistent with the allocations made pursuant to this Section 2.4. Each party shall notify the other parties if it receives notice that any Tax authority proposes any allocation different from that made pursuant to this Section 2.4.

     (b) Payment of the Base Amount. The Base Amount shall be paid as follows:

          (i) At the Closing, Buyer will pay to Seller Five Million Eight Hundred Thousand Dollars ($5,800,000) less the amount of the Agreed Upon Deposits, by wire transfer of immediately available funds to an account designated by Seller;

          (ii) The balance of the Base Amount shall be paid by Buyer through the delivery of one hundred twenty five thousand five hundred forty nine (125,549) shares of PTC Common Stock, par value $0.02 ("PTC Common Stock") to the Escrow Agent pursuant to paragraph (iii) immediately below;

          (iii) A portion of the Base Amount equal to One Million Dollars ($1,000,000) (the "Escrow Amount") shall be paid by Buyer to the Escrow Agent to be held in escrow in accordance with the terms of the Escrow Agreement in the form of "Exhibit B" annexed hereto (the "Escrow Agreement") to serve as a source, but not the sole source, of indemnification payments that may become due pursuant to Section 8.2 hereof or otherwise. The Escrow Amount, shall consist of the PTC Common Stock (the "Escrow Shares"). The Escrow Amount shall be held, invested and distributed in accordance with the Escrow Agreement. Subject to any such indemnification claims, the Escrow Amount shall be delivered to Seller on the second anniversary date of the Closing Date.

          (iv) In connection with the issuance of the PTC Common Stock, Seller shall execute and deliver an investment agreement in the form annexed hereto as Exhibit "A".

     Section 2.5 Payment of the Contingent Purchase Price Amount.

     (a) ****

     (b) Any Contingent Purchase Price Amounts due pursuant to paragraph (a) above shall, except as set forth in Section 6.12 or Article 10 hereof, be paid to Seller in accordance with Schedule 2.5(b) hereto. Within forty (40) days after the end of each calendar quarter during the Contingent Purchase Price

Period, Buyer will deliver to Seller copies of quarterly Revenue and collection reports with respect to sales of licenses of the SIVA Products by Buyer for such quarter, which shall prepared by the Buyer's Controller in accordance with the terms hereof. Seller shall have the right to inspect the applicable records of Buyer and PTC and to discuss the generation of Revenue, collections and accounts with the Buyer's Chief Financial Officer, all at such reasonable times during normal business hours and as may be reasonably requested. In the event that all or any portion of a Contingent Purchase Price Amount is being paid in shares of PTC Common Stock, the number of shares to be delivered shall be derived by dividing the Contingent Purchase Price Amount being so paid by the average of the last reported sale price of the PTC Common Stock on the New York Stock Exchange for the 20 trading days ending on the third day immediately preceding the date on which the payment is due.

     (c) Notwithstanding the above, in no event shall any Contingent Purchase Price Amount be due or payable with respect to the recognition of the deferred revenue set forth on Schedule 2.5(c).

     Section 2.6 Closing Costs and Fees. Except as otherwise specifically set forth in this Agreement, the cost of the recording or filing of all applicable conveyancing instruments incurred by reason of the transfer of Purchased Assets hereunder (including documentary and transfer taxes in connection therewith), if any, shall be paid by the party required to pay the same by custom in the State of Florida.

                                    ARTICLE 3
                                     CLOSING

     Section 3.1 Closing. The Closing of the transactions contemplated herein (the "Closing") shall be held at 10:00 a.m. Eastern Standard Time on the date which is the later of (i) November 1, 2006 or (ii) three (3) Business Days after the date on which all conditions to the Transaction set forth in Sections 7.1,
7.2 and 7.3 of this Agreement shall have been satisfied (the "Closing Date") at the offices of Seller, 3333 South Congress Avenue, Delray Beach, Florida 33445 or at such other time or at such other place as Seller and Buyer may mutually agree in writing.

     Section 3.2 Deliveries at Closing.

     (a) Instruments and Possession. To effect the sale and assumption referred to in Article 2, Seller will, at the Closing, execute and deliver to Buyer:

          (i) one or more bills of sale and assignments conveying in the aggregate all of Seller's right, title and interest in and to the Purchased Assets free and clear of any and all Encumbrances;

          (ii) an agreement regarding the sublease of the Facility;

          (iii) an assignment of contracts with respect to the Contracts included in the Purchased Assets;

          (iv) assignments of the Intellectual Property Rights in recordable form to the extent necessary to assign such rights;

          (v) the Ancillary Agreements and any other agreements required to be delivered pursuant to this Agreement;

          (vi) one or more certificates of amendment in form suitable for filing in all applicable jurisdictions pursuant to which Seller and each Subsidiary shall have changed its name to a name that bears no resemblance to the name "SIVA" or any derivation thereof; and

          (vii) such other instruments as shall be reasonably requested by Buyer to vest in Buyer such right, title or interest in and to the Purchased Assets in accordance with the provisions hereof.

     (b) Assumption and Other Documents. To effect the sale and assumption referred to in Article 2, at the Closing, Buyer shall execute and deliver to
Seller:

          (i) an instrument of assumption evidencing Buyer's assumption of the Assumed Liabilities pursuant to Section 2.2 hereof (the "Assumption Document");

          (ii) the Ancillary Agreements and any other agreements required to be delivered pursuant to this Agreement; and

          (iii) such other instruments as shall be reasonably requested by Seller to evidence Buyer's assumption of the Assumed Liabilities in accordance with the provisions hereof.

     (c) Form of Instruments. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the party or parties in whose favor the document runs.

     (d)   Certificates;   Opinions.   Buyer  and  Seller   shall   deliver  the
certificates, opinions of counsel and other documents described in Article 7.

     (e) Consents. Seller shall deliver all governmental and other third party consents and waivers required pursuant to Sections 7.1(a) and 7.3(e) (or otherwise obtained by Seller) as have been obtained, plus such other documents related thereto as Seller and Buyer shall have agreed.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer (which representations and warranties shall survive the Closing) as follows:

     Section 4.1 Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions listed on Schedule 4.1 of the Disclosure Schedule. Such jurisdictions constitute each and all of the jurisdictions where the character of Seller's properties owned, operated or leased or the nature of its activities makes such qualification necessary except where the failure to be so qualified would not result in a Material Adverse Effect with respect to Seller. True and complete copies of the Articles of Incorporation and bylaws (or equivalent organizational documents) of Seller (in each case, as amended to the date of this Agreement), are attached to Schedule 4.1 of the Disclosure Schedule.
Schedule 4.1 of the Disclosure Schedule lists all voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of Seller's Equity Securities.

     Section 4.2 Authorization. Seller has all necessary organizational power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is party and to perform its obligations hereunder and thereunder. The execution and delivery by Seller of this Agreement and each Ancillary Agreement to which it is party and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the shareholders and directors of Seller, and no other action on the part of Seller or its shareholders or directors is necessary. This Agreement has been, and each Ancillary Agreement to which the Seller is a party will be, duly and validly executed and delivered by Seller and is, or will be, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as the enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally; or (ii) general principles of equity.

     Section 4.3 Subsidiaries; Shareholders; Capitalization.

     (a) Schedule 4.3(a) of the Disclosure Schedule sets forth the name of each Subsidiary of Seller, the jurisdiction of incorporation or organization of each such Subsidiary, the number and type of its authorized Equity Securities (collectively, the "Subsidiary Equity Securities"), the number of each class of Equity Securities that are issued and outstanding with respect to such
Subsidiaries, the identity of all record and beneficial holders of the Subsidiary Equity Securities of each Subsidiary and each jurisdiction in which each Subsidiary is duly qualified to do business. Each Subsidiary is qualified to do business in each jurisdiction where the character of such Subsidiary's properties or the nature of its activities makes such qualification necessary. The Subsidiaries listed on Schedule 4.3(a) are the only Subsidiaries of Seller and each such Subsidiary is consolidated with Seller for purposes of preparing financial statements of Seller in accordance with GAAP. The Subsidiary Equity Securities described on Schedule 4.3(a) constitute all the issued and outstanding Equity Securities of the respective Subsidiaries. The Subsidiary

Equity Securities have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any pre-emptive rights. None of the respective Subsidiaries has issued or granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Subsidiary Equity Securities; there are no commitments or obligations of any kind or character for the issuance of Subsidiary Equity Securities or for the repurchase, redemption or other acquisition of any Subsidiary Equity Securities; either Seller of another Subsidiary owns the Subsidiary Equity Securities, free and clear of all Encumbrances; there are no agreements of any kind which may obligate any of the Subsidiaries listed on Schedule 4.3(a) to issue, purchase, register for sale, redeem or otherwise acquire any Subsidiary Equity Securities; (v) there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Subsidiary Equity Securities held by Seller or any of its Subsidiaries or, to the knowledge of Seller, the Subsidiary Equity Securities held by any other Person; and neither Seller nor any of its Subsidiaries own of record or beneficially any Equity Securities of any Person or any right (contingent or otherwise) to acquire the same.

     (b) Schedule 4.3(b) of the Disclosure Schedule sets forth the names of each and all of the shareholders of Seller and the number and class of shares of Seller's capital stock held by each. The authorized capital of Seller consists of 35,000,000 shares of common stock, $.001 par value; 1,564,890 shares of Series A-1 Preferred Stock, $.001 par value; and 6,750,000 shares of Series B-1 Preferred Stock, $.001 par value of which 2,508,460 shares of common stock, 1,564,890 shares of Series A-1 Preferred Stock and 2,611,966 shares of Series B-1 Preferred Stock are issued and outstanding. Each of such shares has been validly issued in accordance with all applicable Laws and is fully paid and non-assessable. Seller has no other authorized securities of any nature. Seller also has 435,110 shares of undesignated Preferred Stock, $.001 par value, none of which are issued and outstanding.

     (c) Except as set forth on Schedule 4.3(c) of the Disclosure Schedule, there are no commitments or obligations of any kind or nature for the issuance of Equity Securities of Seller.

     (d) Seller has, or prior to the Closing shall have, transferred all of each Subsidiary's right, title and interest in and to each and all of such Subsidiary's assets of every kind and nature to Seller free and clear of all Encumbrances.

     Section 4.4 No Conflict. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with the Articles of Incorporation or bylaws of Seller or any Subsidiary of Seller, (b) conflict with or violate any Law or Governmental Order applicable to Seller or any Subsidiary of Seller, or (c) violate or conflict with in any material respect, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or result in or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the Purchased Assets pursuant to, any Contract or License to which any of Seller or any Subsidiary of Seller is a party or by which any of the Purchased Assets are bound.

     Section 4.5 Consents and Governmental Approvals. No consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority, or any other Person, is required to be made or obtained by Seller or any of its Affiliates in connection with the execution, delivery and performance of this Agreement and each Ancillary Agreement to which Seller is a party and the consummation of the transactions contemplated hereby and thereby.

     Section 4.6 Financial Statements; Undisclosed Liabilities.

     (a) Attached as Schedule 4.6(a) of the Disclosure Schedule are true and complete copies of (i) the Financial Statements and (ii) the Interim Financial Statements. Except as set forth in the notes thereto or as disclosed in Schedule
4.6 of the Disclosure Schedule, all such financial statements (including the footnotes thereto) were prepared in accordance with GAAP and fairly present in all material respects the consolidated financial condition, results of operations and changes in cash flows and stockholder's equity of Seller and its Subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject to, in the case of the Interim Financial Statements, normal recurring year end adjustments to the extent consistent with GAAP (the effect of which is not expected to be material individually or in the aggregate) and the absence of footnotes.

     (b) Neither Seller nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, liquidated or unliquidated, or due or to become due) other than (i) liabilities reflected and reserved against on the balance sheet included in the Interim Financial Statements, (ii) liabilities disclosed in Schedule 4.6(b) of the Disclosure Schedule, or (iii) current liabilities incurred since the date of the balance sheet included in the Interim Financial Statements (the "Balance Sheet") in the ordinary course of business, consistent with Seller's past practice.

     Section 4.7 Absence of Certain Changes or Events. Since January 1, 2006, except as disclosed in Schedule 4.7 of the Disclosure Schedule, there has been no:

     (a) Material Adverse Change with respect to Seller or any of its Subsidiaries;

     (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable by Seller or any of its Subsidiaries to any of its Personnel,
(ii) bonus, incentive compensation, severance, deferred compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel, except in the ordinary course of business consistent with past practices and reflected in the Interim Financial Statements, (iii) employee welfare, pension, insurance, retirement, profit sharing or similar payment or arrangement made or agreed to by Seller or any of its Subsidiaries for any of their Personnel except pursuant to the existing Employee Plans described in Schedule 4.18 of the Disclosure Schedule or (iv) new employment or severance agreement to which any Seller is a party;

     (c) addition to or modification of the Employee Plans other than (i) contributions made in accordance with the normal practices of Seller and its Subsidiaries or (ii) the extension of coverage to Personnel who became eligible after January 1, 2006;

     (d) sale, assignment or transfer of any assets of Seller or any of its Subsidiaries other than in the ordinary course of business consistent with prior practices, or the imposition of any Encumbrance thereon;

     (e) cancellation of any Indebtedness or waiver of any rights of substantial value to Seller or any of its Subsidiaries;

     (f) cancellation, termination or material amendment of any Material Contract, material License or other instrument material to Seller or any of its Subsidiaries;

     (g) capital expenditure or any incurring of liability therefor by Seller or any of its Subsidiaries, other than capital expenditures involving payments that do not, individually or in the aggregate, exceed $2,500;

     (h) failure to operate the Business in the ordinary course so as to use reasonable efforts to preserve the Business intact, to keep available the services of the Personnel, and to preserve the goodwill of Seller's or its Subsidiaries' suppliers, customers and others having business relations with Seller or its Subsidiaries;

     (i) change in Tax or accounting methods, principles or practices by Seller or any of its Subsidiaries or the making of any Tax election or the change of an existing election;

     (j) revaluation by Seller or any of its Subsidiaries of any of its assets or properties, including without limitation, writing off notes or accounts receivable;

     (k) damage, destruction or loss (whether or not covered by insurance) and adversely affecting the assets, properties, business or prospects of Seller or any of its Subsidiaries;

     (1) Indebtedness incurred by Seller or any of its Subsidiaries for borrowed money or any commitment to incur Indebtedness entered into by Seller or any of its Subsidiaries, or any loans made or agreed to be made by Seller or any of its Subsidiaries (other than the advancement of expenses to Personnel in the ordinary course of business);

     (m) to the Knowledge of Seller, change in relations between Seller or any of its Subsidiaries and the Personnel that adversely affects Seller or any of its Subsidiaries;

     (n) change in collection policies or payment terms applicable to any of the suppliers or customers of Seller or any of its Subsidiaries;

     (o) action which, if it had been taken or had occurred after execution of this Agreement, would have required the consent of Buyer pursuant to Section 6.1(a); or

     (p) agreement by Seller or any of its Subsidiaries to do any of the foregoing.

     Section 4.8 Absence of Litigation. (a) Except as set forth in Schedule 4.12(b)(i), items 1.a. and 3, there are no Actions pending or, to Sellers' Knowledge, threatened against Seller or any of its Subsidiaries or involving any of the Assets; (b) neither the Assets nor Seller or any of its Subsidiaries are subject to any Governmental Order; (c) neither Seller nor any of its Subsidiaries is the subject of any pending, or to the Knowledge of Seller, threatened investigation by any Governmental Authority; and (d) to the Knowledge of Seller, no event has occurred and no condition exists on the basis of which any litigation, proceeding or investigation might reasonably be expected to be instituted.

     Section 4.9 Compliance with Laws. Seller and each of its Subsidiaries are, and at all times since their respective dates of incorporation have been, in compliance in all material respects with all applicable Laws and Governmental Orders. Neither Seller nor any of its Subsidiaries has received any notice to the effect that Seller or such Subsidiary is not or may not be in compliance with any applicable Laws or Governmental Orders.

     Section 4.10 Licenses. Schedule 4.10 of the Disclosure Schedule sets forth a true and correct list of each of the Licenses (other than Licenses to Computer Programs described on Schedule 4.11 of the Disclosure Schedule) held by Seller or any of its Subsidiaries or issued by any Governmental Authority with respect to any of Seller's Assets. Such Licenses (together with the Licenses to Computer Programs) constitute all of the Licenses required to permit Seller and each of its Subsidiaries to own, operate, use and maintain the Assets in the manner in which they are now operated and maintained and to conduct the Business as presently conducted. Each License is valid, binding and in full force and effect (and the continuing validity and effectiveness of such Licenses will not be affected by the consummation of the transactions contemplated hereby) and neither Seller nor any of its Subsidiaries is in default (or with the giving of notice or lapse of time or both, would be in default) under any such License in any material respect. There are no proceedings pending, nor to the Knowledge of Seller, threatened, that seek the revocation, cancellation, suspension, failure to renew or adverse modification of any such License. All required filings with respect to such Licenses have been timely made and all required applications for renewal thereof have been timely filed.

     Section 4.11 Computer Programs.

     (a) Set forth in Schedule 4.11(a) of the Disclosure Schedule is a list and brief description of the Computer Programs (other than generally available commercial off-the-shelf or downloadable Computer Programs used internally by Seller or any of its Subsidiaries in accordance with the applicable license agreement) which are in whole or in part owned, licensed, distributed, copied, modified, displayed, sublicensed or otherwise used by Seller or any of its Subsidiaries in connection with the operation of the Business as now conducted or as now proposed to be conducted (such Computer Programs, together with the generally available Computer Programs described above, being referred to herein as the "Seller Software"), identifying with respect to each such Computer Program whether it is owned or licensed by Seller or any of its Subsidiaries.

     (b) Each and every Computer Program included in whole or in part in the Seller Software is either: (i) owned by Seller or a Subsidiary free and clear of any Encumbrance, (ii) currently in the public domain or otherwise available for use, modification and distribution by Seller or a Subsidiary without a license from or the approval or consent of any third party, or (iii) licensed or otherwise used by Seller or a Subsidiary pursuant to the terms of a valid, binding and enforceable written agreement ("Software Contract"). Schedule 4.11(b) of the Disclosure Schedule identifies all Software Contracts (other than generally available commercial off-the-shelf or downloadable Computer Programs used internally by Seller or a Subsidiary in accordance with the applicable license agreement). Except as set forth on Schedule 4.11(b) of the Disclosure Schedule, no other Person has any rights of any kind or nature with respect to any Seller Software owned by Seller or a Subsidiary other than pursuant to valid, binding and enforceable written contract listed on Schedule 4.11(b). No Software Contract creates, or purports to create, obligations or immunities with respect to any Intellectual Property Rights of Seller or any of its Subsidiaries, including but not limited to, obligations requiring the disclosure or distribution of all or a portion of the source code for Seller Software. For example, except as set forth on Schedule 4.11(b) of the Disclosure Schedule, no portion of the Seller Software is licensed to Seller pursuant to any version of the General Public License, Lesser General Public License, or Common Public License.

     (c) No portion of the Seller Software sold or licensed by Seller or any of its Subsidiaries directly or indirectly to end users contained, on the date of shipment by Seller or any of its Subsidiaries or currently for sale or license directly or indirectly to end users contains, any software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware or data; or to perform any other similar actions. Seller and each of its Subsidiaries use industry standard methods to detect and prevent viruses and other code covered by the preceding sentence (and subsequently to correct or remove such viruses) that may be present in the Seller Software. The Seller Software does not include or install any spyware, adware, or other similar software which monitors the use of any remote computer without the knowledge and express consent of the users of such remote computer.

     (d) Seller and each of its Subsidiaries have adopted policies or procedures to control the use of (i) Computer Programs including without limitation object code and source code portions thereof available for download on the internet; and (ii) any other Computer Programs not introduced into Seller's or its Subsidiaries' development environment through a formal procurement process and pursuant to a license agreement determined to be appropriate for establishing Seller's or its Subsidiaries' rights and obligations with respect to Computer Programs.

     (e) ****

     (f) Schedule 4.11(f) sets forth a true and complete description of all remaining development requirements prior to the general public release of version 5.0 of the iSIVA(TM) Suite (as presently contemplated and as described on Schedule 4.11(f)) specifying for each such requirement the reasonably
anticipated   maximum   number  of  person  hours   required  to  complete  such
requirement.

     (g) Schedule 4.11(g) sets forth a true and complete listing of all development commitments of Seller or any of Seller's Subsidiaries, specifying for each such commitment: (i) the nature of the commitment; (ii) the commitment delivery date; (iii) any milestone delivery commitments; (iv) the status of all milestones; (v) the maximum number of person hours required to satisfactorily complete, test and meet any milestone or final delivery commitment; (vi) the acceptance criteria for each milestone and final delivery; (vii) the ramifications of missing any milestone or final delivery requirement; (viii) the amount of any funding received to date for any commitment; and (ix) the maximum funds necessary to successfully fulfill the commitment.

     (h) Schedule 4.11(h) sets forth a complete listing of any SIVA Products which contain the development work of any non-employee personnel specifying for each such Product, the nature of the development work, the name of the non-employee personnel performing the development work and any compensation of any kind or nature due or which, upon the occurrence of any event or passage of time, may become due to such non-employee personnel. All development work performed by any employee personnel of SIVA is the sole property of SIVA and SIVA is not, and will not become in the future, upon the occurrence of any event or the passage of time, obligated to pay any compensation of any kind or nature to any such employee personnel in connection with any such development work.

     (i) Schedule 4.11(i) sets forth a complete listing of all Persons for whose benefit any portion of any Computer Programs are being held or required to be held in escrow. For each such Person, Schedule 4.11(i) sets forth the Person holding the Computer Program (or portion thereof) in escrow and the conditions pursuant to which such Computer Program (or portion thereof) may be released.

     Section 4.12 Material Contracts.

     (a) Schedule 4.12(a) of the Disclosure Schedule lists the following Contracts (other than Software Contracts disclosed in Schedule 4.11 of the Disclosure Schedule) to which Seller or any of its Subsidiaries is a party or by which any of its Assets may be bound (collectively, the "Material Contracts"):

          (i) any Contract (other than purchase orders entered into in the ordinary course of the business) that Seller reasonably anticipates will involve aggregate payments to Seller or any of its Subsidiaries of more than $5,000 or by Seller or any of its Subsidiaries of more than $5,000;

          (ii) any lease, rental or occupancy agreement, license, installment and conditional sale agreement and any other contract or agreement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real property or personal property;

          (iii) any Contract containing covenants limiting the freedom of Seller or any of its Subsidiaries to engage in any line of business or compete with any Person;

          (iv)  any  distribution,   franchise,   license,  sales,   commission,
     consulting agency or advertising Contracts;

          (v) any Contract relating to Indebtedness or any indebtedness for borrowed money of any other person;

          (vi) any Contract relating to the sale or disposition of Assets of Seller or any of its Subsidiaries (other than the sale of inventory in the ordinary course of the Business);

          (vii) any Contract of which Seller is aware to which any Personnel is bound which in any manner purports to (a) restrict such Person's freedom to engage in any line of business or to compete with any other Person, or (b) assign to any other Person rights to any material invention, improvement, or discovery by such employee, officer, director or independent contractor;

          (viii) any Contract relating to Seller Software or Intellectual Property Rights (other than any license agreement for generally available commercial off-the-shelf or downloadable Computer Programs used internally in accordance with the applicable license agreement);

          (ix) any joint venture, partnership, limited liability company or other agreement (however named) involving a sharing of profits, losses, costs, or liabilities by Seller or any of its Subsidiaries with any other Person;

          (x) any Contract providing for payments to or by any Person or entity based on sales, purchases or profits, other than direct payments for goods;

          (xi) any Contract providing for capital expenditures after the date hereof in an amount in excess of $5,000 individually or in the aggregate;

          (xii) any written warranty, guaranty or other similar undertaking with respect to contractual performance extended by Seller;

          (xiii) any Loss Contract or Loss Bid;

          (xiv) any Government Contract;

          (xv) any Contract between or among Seller and any Affiliate of Seller;

          (xvi) any employment, severance or consulting Contract; and

          (xvii) any Contract or other arrangement entered into other than in the ordinary course of business.

Seller has  delivered  or made  available  to Buyer true,  correct and  complete
copies  of  all  of  the  Material  Contracts,   including  all  amendments  and
supplements thereto.

     (b) Except as specifically noted on Schedule 4.12(b)(i) of the Disclosure Schedule, neither Seller nor any of its Subsidiaries is (and to the Knowledge of

Seller, no other party is), as of the date of this Agreement, in material breach or violation of, or default under, any of the Material Contracts nor has Seller or any of its Subsidiaries received any notice (written or oral) of breach or violation of, or default under, a Material Contract. Each Material Contract is, as of the date of this Agreement, in full force and effect (and will remain in full force and effect upon consummation of the transactions contemplated hereby). Except as specifically noted on Schedule 4.12(b)(ii) of the Disclosure Schedule (i) no consent of any party to any Material Contract is required in connection with the execution and delivery of this Agreement by Seller or any of its Subsidiaries or the consummation of the transactions contemplated hereby and
(ii) not Material Contract is subject to cancellation or termination as a result of any assignment thereof to Buyer.

     (c) With respect to the Software License and Service Agreement by GMRI, Inc. ("GMRI") and Seller, as amended, described on Schedule 2.1(a)(iii) (the "GMRI Agreement"):

          (i) Except for the obligation of Seller to provide routine maintenance and support to GMRI, Seller has no obligations of any kind or nature, either fixed or contingent, to GMRI;

          (ii) GMRI has Accepted the Software and/or Company Specified Software (as such capitalized terms are defined in the GMRI Agreement).

     Section  4.13  Government   Contracts.   Neither  Seller  nor  any  of  its
Subsidiaries has any Government Contracts.

     Section 4.14 Machinery and Equipment and Other Property. Seller and each of its Subsidiaries own and have good and marketable title to all items of machinery, equipment, tools, spare parts, furniture, automobiles and other fixed assets used in the Business or otherwise reflected as owned by Seller or any of its Subsidiaries on the Interim Financial Statements in each case free and clear of any Encumbrances (the "Machinery and Equipment"). The Machinery and Equipment, taken as a whole, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they are presently and have historically been used. Except as otherwise contemplated by this Agreement, Seller or its Subsidiaries owns, or, in the case of leases and licenses, has valid and subsisting leasehold interests or licenses in, all of the material assets and properties of whatever kind (whether real or personal, tangible or intangible and including, without limitation, all material intellectual property) used in the Business, in each case free and clear of any Encumbrances. Schedule 4.14(a) sets forth a true and complete list of all Machinery and Equipment owned by Seller or any Subsidiary. Schedule 4.14(b) of the Disclosure Schedule sets forth all equipment on loan to Seller or a Subsidiary by customers or otherwise (the "Loaned Equipment"). The Loaned Equipment is in a condition, which if returned to the lender thereof, would satisfy the entire obligation of Seller or the Subsidiary to such lender. Seller's sole obligation with respect to the Loaned Equipment is to return the same to the lender thereof subject to ordinary wear and tear.

     Section 4.15 Intellectual Property Rights. Schedule 4.15 of the Disclosure Schedule lists each patent, copyright, trademark, service mark, mask work, trade name or domain name, and each application (and renewal) for or to register any of the foregoing, that is included in the Intellectual Property Rights owned by Seller or any of its Subsidiaries, including the record owner, the registration or application number and the expiration date. Seller or a Subsidiary of Seller solely owns free and clear of any Encumbrance, or has the right to use, each of the Intellectual Property Rights, including without limitation the Intellectual Property Rights listed on Schedule 4.15 of the Disclosure Schedule. The Intellectual Property Rights constitute all of the intellectual property necessary to carry out the Business's former, current and currently - planned future activities. No other Person other than Seller (i) has the right to use any of the Intellectual Property Rights, except pursuant to the Material Contracts; or (ii) to Seller's Knowledge, is infringing upon or otherwise violating any Intellectual Property Rights. Neither use of the Intellectual
Property Rights, nor the conduct of Seller's or any of its Subsidiaries businesses, is infringing upon or otherwise violating the rights of any other Person. Except as set forth in Schedule 4.15 of the Disclosure Schedule, neither Seller nor any of its Subsidiaries is obligated to provide any consideration (financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by Seller or any of its Subsidiaries, or by Buyer as successor to Seller, in the Intellectual Property Rights. No proceedings are pending against or notices received by Seller or any of its Subsidiaries that are presently outstanding alleging that Seller's or any of its Subsidiaries' use of the Intellectual Property Rights, or the conduct of Seller's or any of its Subsidiaries' businesses, infringes upon or otherwise violates any rights of a third party, or alleging that any Intellectual Property rights are invalid or unenforceable, nor have any such allegations been made to Seller's Knowledge. Seller and each of its Subsidiaries have taken commercially reasonable steps (including measures to protect secrecy and confidentiality) to protect Seller's and its Subsidiaries' right, title and interest in and to all Intellectual Property Rights, and to assure that any Personnel who has access to confidential or proprietary information of Seller or any of its Subsidiaries has a contractual or legal obligation of confidentiality to Seller and its Subsidiaries with respect to such information, and has an obligation to transfer rights for no additional consideration in inventions, and authored works, whether or not patented, patentable, copyrighted or otherwise protectable under the law, made during the course of his employment using resources of Seller or any of its Subsidiaries.

     Section  4.16  Sufficiency  of  Purchased  Assets.  Except  as set forth in
Schedule 4.16 of the Disclosure Schedule, Seller has good and marketable title to, or a valid leasehold interest in, the Assets free and clear of all Encumbrances of any kind or nature With respect to each Encumbrance listed,
Schedule 4.16 sets forth the name of the encumbering party, the assets affected, a description of the agreement pursuant to which the Encumbrance arises and the amount of the debt associated with the Encumbrance. Upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to, or a valid leasehold interest in, all the Purchased Assets, free and clear of any Encumbrances. The Purchased Assets include in all material respects all assets used or held for use in the conduct of the Business as presently conducted.

     Section 4.17 Employee Benefit Plans and Other Agreements.

     (a) Disclosure; Delivery of Copies of Relevant Documents and Other Information. Schedule 4.17 of the Disclosure Schedule contains a complete list of each Employee Plan which covers one or more present, former or retired employees, directors or consultants of Seller or any of its Subsidiaries.

     (b) Employee Plans. Except as set forth in the Disclosure Schedule:

          (i) Pension Plans.

               (A) Neither Seller nor any ERISA Affiliate of Seller now, or at any time, (1) sponsored, administered, maintained, contributed to, or was obligated to contribute to a defined benefit plan as defined in
          Section  3(35) of ERISA or a  multiple  employer  plan as  defined  in
          Section 210 of ERISA or (2) has incurred or reasonably expects to incur any liability with respect to any transaction described in
          Section 4069 of ERISA.

               (B) Each Pension Plan which covers present, former or retired employees of Seller or any Subsidiary of Seller, has been determined by the IRS to be qualified and tax exempt under the provisions of Code Sections 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date.

               (C) Each Pension Plan is in compliance with and has been maintained in compliance with, its terms and, both as to form and in operation, with the requirements prescribed by any Laws which are applicable to such plans. Seller knows of no facts or set of circumstances that have adversely affected, or could reasonably adversely affect, the qualification of any Pension Plan.

          (ii) Multiemployer Plans. Neither Seller nor any ERISA Affiliate of Seller sponsors, administers, maintains, contributes to or is, or was obligated to maintain or contribute to, or has withdrawn from, a Multiemployer Plan.

          (iii) Welfare Plans.

               (A) Each Welfare Plan is in compliance with, and has been maintained in compliance with, its terms and, both as to form and operation, with the requirements prescribed by any and all Laws which are applicable to such Welfare Plan. Seller knows of no facts or set of circumstances that have adversely affected, or could reasonably adversely affect, the qualification of any Welfare Plan.

               (B) Except as disclosed on Schedule 4.17 of the Disclosure Schedule, neither Seller nor any of its Subsidiaries has any present or future obligation to make any payment to, or with respect to any present, former or retired employee of Seller or any of its Subsidiaries pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and no condition exists which would prevent Seller or any of its Subsidiaries from amending or terminating any such employee plan or Welfare Plan.

               (C) Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code at all times.

          (iv) Fiduciary Duties and Prohibited Transactions. Neither Seller nor any of its Subsidiaries has engaged in any transaction in violation of Sections 404 or 406 of ERISA or is liable for any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA.

          (v) Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation relating to or seeking benefits under any Employee Plan that is pending, threatened or anticipated against Seller or any of its Subsidiaries.

     Section 4.18 Labor Matters.

     (a) Schedule 4.18 of the Disclosure Schedule sets forth a true and correct list of (i) with respect to each employee of Seller or any of its Subsidiaries as of the date hereof, (A) his or her name, job title, date of hire and annualized compensation (including, without limitation, base salary, bonus, and/or commission potential), and (B) whether such employee is on any leave or layoff status, (ii) all collective bargaining agreements to which Seller or any of its Subsidiaries is a party, (iii) all employment Contracts to which Seller or any of its Subsidiaries is a party with respect to any employee or former employee and which may not be terminated at will, (iv) all severance Contracts to which Seller or any of its Subsidiaries is a party, and (v) each individual who, as of the date hereof, is retained by Seller or any of its Subsidiaries and classified as a consultant or independent contractor, the compensation for each such individual and any Contracts with any such individual to which Seller or any of its Subsidiaries is a party.

     (b) The employment of all persons presently employed, and the engagement of any consultants presently retained, by Seller or any of its Subsidiaries is terminable at will.

     (c) Neither Seller nor any of its Subsidiaries has engaged in any unfair labor practice and there are no complaints against Seller pending or, to the Knowledge of Seller, threatened, or any basis therefore, before the National Labor Relations Board or any similar federal, state, local or foreign labor agency by or on behalf of any employee.

     (d) There are no claims pending, or, to the Knowledge of Seller, threatened to be brought, against Seller or any of its Subsidiaries in any court, administrative agency, arbitral forum or other forum, by or on behalf of any former or current employees of Seller or any of its Subsidiaries for compensation, severance benefits, vacation time, vacation pay, benefits, employment discrimination, harassment, wrongful discharge, breach of contract, tort, unfair competition or any other claim.

     (e) To the Knowledge of Seller, no employees are in violation of any immigration laws.

     Section 4.19 Product Liability, Warranty and Product Recalls. Neither Seller nor any of its Subsidiaries has committed any act or omission which would result in, or has any knowledge of any facts or circumstances which would give rise to, (a) any material product liability not covered by insurance (other than deductibles or self retention amounts under such insurance policies), (b) any obligation to recall or replace any products produced by Seller or any of its Subsidiaries or (c) any material liability for breach of warranty in excess of the reserve established therefor on the Balance Sheet. Except as set forth on
Schedule 4.19 of the Disclosure Schedule, neither Seller nor any of its Subsidiaries has, during the past five (5) years, (x) recalled any products sold or licensed by Seller or any of its Subsidiaries, or (y) received any warranty claims that individually or in the aggregate exceed $10,000 in any calendar year.

     Section 4.20 Environmental Matters. Seller and each of its Subsidiaries are at all times have been in material compliance with all Environmental Laws, and have obtained or caused to be obtained all Licenses under Environmental Laws necessary for operation of the Business to comply, in all material respects, with all applicable Environmental Laws.

     Section 4.21 Tax Matters. Except as set forth in Schedule 4.21 of the Disclosure Schedule:

     (a) Seller and each of its Subsidiaries have filed all Tax Returns required to be filed through the date hereof and will timely file any such Tax Returns required to be filed on or prior to the Closing Date, in each case, subject to any applicable extensions. All such Tax Returns are correct, complete and accurate in all material respects.

     (b) All Taxes that accrue or are payable by Seller or any of its Subsidiaries in respect of Pre-Closing Tax Periods have been or will be timely paid in full on or before the Closing Date, except to the extent a reserve for the amount of such unpaid Taxes has been established.

     (c) There are no liens for Taxes on the Purchased Assets.

     (d) Seller and each of its Subsidiaries have withheld from its employees, customers and any other applicable payees (and timely paid to the appropriate person) proper and accurate amounts for all periods through the date hereof in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws (including, without limitation, income, social security and employment tax withholding for all types of compensation).

     (e) No portion of the Purchase Price is subject to any Tax withholding provision of federal, state, local or foreign law.

     Section 4.22 Insurance.

     (a) Schedule 4.22 of the Disclosure Schedule contains an accurate and complete description of all policies of property, fire and casualty, product liability, general liability, workers' compensation, and other forms of insurance held by Seller or any of its Subsidiaries. True, correct and complete copies of such insurance policies have been made available to Buyer.

     (b) All policies listed on Schedule 4.22 of the Disclosure Schedule (i) are valid, outstanding, and enforceable policies and (ii) provide adequate insurance coverage for the Assets and the operations of Seller and its Subsidiaries for all material risks normally insured against by a Person carrying on the same businesses as Seller and its Subsidiaries.

     Section 4.23 Customers and Suppliers. Schedule 4.23 of the Disclosure Schedule sets forth a complete and accurate list of the names of Seller's and it Subsidiaries' (i) five (5) largest customers and/or programs for the three (3) most recent fiscal years based on sales, showing the approximate aggregate total sales in dollars by Seller and its Subsidiaries' to each such customer during each such fiscal year; and (ii) three (3) largest suppliers for the three (3) most recent fiscal years based on purchases, showing the approximate aggregate total purchases in dollars by Seller and its Subsidiaries from each such supplier during each such fiscal year. Neither Seller nor any of its Subsidiaries has received any written communication since January 1, 2006 from any customer or supplier named on Schedule 4.23 of the Disclosure Schedule of any intention or threat to terminate or materially reduce purchases from or supplies or services to Seller or any of its Subsidiaries or to fail to renew any Contract with Seller or, to the Knowledge of Seller, that any such action is being considered, by any such customer or supplier.

     Section 4.24 Affiliate Transactions. No officer, manager, director, stockholder or Affiliate of Seller or any of its Subsidiaries or any individual related by blood, marriage or adoption to any such Person or in which any such Person owns a greater than 10% beneficial interest, is, or during the last three year period has been, a party to any agreement, contract, commitment or transaction with Seller or has a material interest in any material property used by Seller or any of its Subsidiaries (any such agreement, contract, commitment, transaction or interest, a "Related Party Transaction").

     Section 4.25 Accounts Receivable. The amount of accounts receivable, unbilled invoices, and other debts due or recorded in the records and books of account of Seller or any of its Subsidiaries as being due to Seller or any of its Subsidiaries as of the Closing Date will be collected in full in the ordinary course of business, except to the extent of any reserve with respect thereto set forth on the Balance Sheet, and none of such accounts receivable or other debts is subject to any counterclaim or set off except to the extent of any such reserve. Since January 1, 2005, Seller has not made any change in its credit policies, nor has it materially deviated therefrom.

     Section 4.26 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any of its Subsidiaries.

     Section 4.27 Full Disclosure. Seller has made available to Buyer all information requested by Buyer in connection with its decision to consummate the transactions contemplated hereby. No representation or warranty made by Seller in this Agreement, nor any document, exhibit, statement, certificate or schedule attached to this Agreement or delivered by Seller at the Closing to Buyer nor any other document delivered by Seller to Buyer or its attorneys or agents in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statement contained herein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

     Section 5.1 Incorporation and Authority of PTC and Buyer. Each of PTC and Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and Buyer has all necessary corporate power and authority to enter into this Agreement and each Ancillary Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and each Ancillary Agreement, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been, and each Ancillary Agreement will be, duly executed and delivered by Buyer and constitutes, or will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, or (b) is subject to general principles of equity.

     Section 5.2 No Conflict. The execution and delivery by Buyer of this Agreement and each Ancillary Agreement does not and the consummation of the transactions contemplated hereby and, with respect to Buyer, thereby will not:

     (a) conflict with or violate any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer;

     (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 5.3 of the Disclosure Schedule, conflict with or result in a material violation or breach of any term or provision of any Law or Governmental Order applicable to Buyer, or any of its assets or properties; or

     (c) except as could not, individually or in the aggregate, reasonably be expected to materially and adversely affect the ability of Buyer to consummate the transactions contemplated hereby or, with respect to Buyer, by the Ancillary Agreements or to perform its obligations hereunder or thereunder, (i) conflict with or result in a material violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) require Buyer to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any material Contract to which Buyer is a party or by which any of its assets and properties is bound.

     Section 5.3 Consents and Approvals. Except as disclosed in Schedule 5.3 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental Authority on the part of Buyer is required in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or, with respect to Buyer, thereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect the assets, liabilities, business or condition of Buyer in any material respect or the ability of Buyer to consummate the transactions contemplated by this Agreement or by the Ancillary Agreements or to perform its obligations hereunder or thereunder.

     Section 5.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission based upon arrangements made by or on behalf of Buyer.

     Section 5.5 Validity of PTC Common Stock. The PTC Common Stock to be issued as part of the Purchase Price has been duly authorized by all necessary corporate action on the part of PTC and will, when issued, be validly issued, fully paid and nonassessable.

     Section 5.6 Absence of Certain Changes or Events. Since June 30, 2006, there has not been any Material Adverse Change in PTC or Buyer.

     Section 5.7 Disclosure. No representation or warranty made by Buyer in this Agreement, or any document, exhibit, statement, certificate or schedule attached to this Agreement or delivered by Buyer to Seller nor any other document delivered to Seller in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statement contained herein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

     Section 6.1 Conduct of Business Prior to the Closing.

     (a) Between the date of this Agreement and the Closing Date, Seller and each of its Subsidiaries shall conduct the Business in the ordinary course and consistent with past practice. Without limiting the foregoing, except (i) for such actions as are expressly contemplated by this Agreement and (ii) as described in Schedule 6.1 of the Disclosure Schedule, without the prior written consent of Buyer, neither Seller nor any of its Subsidiaries shall:

          (i) change any accounting methods, principles or practices, make any material Tax election, amend any Tax return, settle or compromise any Tax audit or take any action not in accordance with past practices that would have the effect of deferring any Tax liability for a taxpayer from any taxable period ending on or before the Closing Date to any subsequent taxable period;

          (ii) revalue any of the Assets, including, without limitation, writing off receivables or reserves, other than in the ordinary course of business;

          (iii) establish or increase the benefits payable under any Employee Plan or establish any new bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing or other employee benefit plan for its Personnel, or otherwise increase the compensation payable or to become payable to any of its Personnel, or include any additional Person in any deferred compensation plan, except as may be required by Law or applicable collective bargaining agreements;

          (iv) enter into or amend any employment or severance agreement with any of its Personnel;

          (v) change or amend its Articles of Incorporation or bylaws, or other charter document;

          (vi) enter into, extend, materially modify, terminate or renew any Material Contract other than in the ordinary course of business;

          (vii) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any material Assets or any interests therein, except for the sale of Inventory or the disposition of obsolete or worn out Assets in the ordinary course of business consistent with past practices;

          (viii)  acquire  by  merger  or   consolidation   with,  or  merge  or
     consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of, any Person or any other business organization or division thereof;

          (ix) fail to expend funds for capital expenditures or commitments in accordance with customary practices;

          (x) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear, or fail to replace, consistent with past practice, inoperable, worn out or obsolete or destroyed Assets;

          (xi) make any material loans or advances to any Person, or, except for advances in the ordinary course of business, to any employee of Seller or its Subsidiaries;

          (xii) collect accounts receivable and pay accounts payable other than in the ordinary course of business;

          (xiii)  cancel  any  Indebtedness   owed  to  Seller  or  any  of  its
     Subsidiaries;

          (xiv) incur, create, assume or guarantee any Indebtedness;

          (xv)   intentionally   do  any  other  act  which   would   cause  any
     representation or warranty of Seller in this Agreement to become untrue in any material respect; or

          (xvi) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

     (b) Seller agrees that, prior to the Closing, it shall use its reasonable best efforts to preserve substantially intact the business organization, goodwill, and assets of Seller and each of its Subsidiaries, keep available to Buyer the services of the key Personnel of Seller and each of its Subsidiaries and preserve the current relationships of Seller and each of its Subsidiaries with the material customers and suppliers and with any other Persons with whom Seller and each of its Subsidiaries have a significant business relationship.

     Section 6.2 Access to Information. From the date of this Agreement until the Closing, upon reasonable notice, Seller shall, and shall cause each of its officers, employees, auditors and agents of Seller to, (i) afford the officers, employees and authorized agents and representatives of Buyer reasonable access, during normal business hours, to the offices, properties, books and records of Seller and each of its Subsidiaries, (ii) furnish to the officers, employees and authorized agents and representatives of Buyer such additional financial and operating data and other information regarding the assets, properties, goodwill and business of Seller and each of its Subsidiaries (including any work papers prepared by Seller and its accountants, and (iii) make available to Buyer the management employees, officers and directors of Seller, as Buyer may from time to time reasonably request in order to assist Buyer in fulfilling its obligations under this Agreement and to facilitate the consummation of the transactions contemplated hereby; provided, however, that Buyer shall not unreasonably interfere with any of the businesses or operations of Seller. No investigation by Buyer pursuant to this Section 6.2 shall affect any representation or warranty given by Seller hereunder, or any of Buyer's rights under this Agreement, including, without limitation, Articles 7 and 8 hereof.

     Section 6.3 Confidentiality.

     (a) The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of Buyer thereunder shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect.

     (b) Seller and its Affiliates have obtained confidential information relating to the operations and assets of Seller and each of its Subsidiaries, including the Business. Following the Closing, Seller and its Affiliates shall treat such information as confidential, preserve the confidentiality thereof, not duplicate or use such information and instruct its employees and Affiliates who have had access to such information to keep confidential and not to use any such information unless such information (i) is now or is hereafter disclosed, through no act or omission of Seller or its Affiliates, in a manner making it available to the general public; (ii) is required by law to be disclosed; or
(iii) was available from a third-party source on a non-confidential basis.

     (c) Buyer has obtained confidential information relating to the Excluded Assets. Following the Closing, Buyer and its Affiliates shall treat such information as confidential, preserve the confidentiality thereof, not duplicate or use such information and instruct its employees and Affiliates who have had access to such information to keep confidential and not to use any such information unless such information (i) is now or is hereafter disclosed, through no act or omission of Buyer and its Affiliates, in a manner making it available to the general public; (ii) is required by law to be disclosed; or
(iii) was available from a third-party source on a non-confidential basis.

     Section 6.4 Regulatory and Other Authorizations, Consents. Each party hereto shall use its commercially reasonable efforts to obtain all authorizations, consents (including any consents required under the terms of any Material Contract or License), orders and approvals of, and to give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement, and each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings.

     Section 6.5 Further Action. Subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to deliver or cause to be delivered such documents and other papers, including the Ancillary Agreements, and to use commercially reasonable efforts to take or cause to be taken such further actions as, in each case, may be necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the actions contemplated hereby.

     Section 6.6 Notification of Certain Matters. From the date hereof through the Closing, Seller shall give prompt notice to Buyer and Buyer shall give prompt notice to Seller of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any of Seller's or Buyer's respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure of Seller or Buyer to comply with or satisfy any of its respective covenants, conditions or agreements to be complied with or satisfied by it under this Agreement; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement, or to satisfy any condition. Seller shall provide Buyer with an unaudited balance sheet and the related statements of income and cash flow for each month from the date hereof through the Closing Date within 15 calendar days after the end of each such month.

     Section 6.7 Exclusivity. From the date hereof through the Closing Date or earlier termination of this Agreement pursuant to Article 9, Seller shall not knowingly permit its respective Affiliates, shareholders, directors, officers, employees, representatives and agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group of Persons (other than Buyer or any of its Affiliates) in furtherance of any merger, sale of assets, sale of shares of capital stock or similar transactions involving Seller. Seller shall (a) immediately notify Buyer (orally and in writing) if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, any information is requested with respect to the transactions contemplated hereby or any offer is made with respect to any Equity Securities of Seller, or any of the material Assets of Seller, (b) include in such notification the terms of any such proposal or offer that it may receive with respect thereto (and provide Buyer with a copy thereof in writing), including the identity of the soliciting party and (c) keep Buyer informed with respect to the status of the foregoing.

     Section 6.8 Pre Closing Taxes. Seller shall promptly pay after the Closing any unpaid Taxes arising in any Pre-Closing Tax Period that could give rise to a lien on the Purchased Assets in the hands of Buyer or otherwise cause Buyer to be liable therefor. All real property Taxes, personal property Taxes and similar ad valorem obligations, if any, levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date shall be apportioned between Seller and Buyer as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period following the Closing Date.

     Section 6.9 Employee and Employee Benefit Matters.

     (a) Seller and each of its Subsidiaries shall terminate each and all of its Personnel who are employees on or before the close of business in the Closing Date other than those necessary to continue the operations of Seller other than relating to the Business. Seller shall be responsible for any and all liabilities, claims or causes of action arising out of or resulting from any such Person's employment by Seller or the termination thereof. On or before the Closing, Seller shall pay to each and all of its employees the total amount of any accrued vacation pay due such employee for the period ending on the Closing Date.

     (b) Buyer shall extend offers of employment to those key employees identified by Buyer, following completion of its due diligence, regarding services to be provided to Buyer subsequent to the Closing Date on such terms and conditions as Buyer shall, in its sole discretion, deem appropriate. However, nothing in this Agreement shall be construed as granting such individuals or any other Personnel any rights under this Agreement, including the right to employment by any such Person.

     Section 6.10 Noncompetition. (a) Seller hereby agrees that it shall not at any time during the period beginning on the Closing Date through the period ending five (5) years after the Contingent Payment Period:

          (i) engage, either directly or indirectly, as a principal or for its own account, solely or jointly with others, or through any form of ownership in another Person, or otherwise, in any business that competes with the Business as it exists on the Closing Date; or

          (ii) employ or solicit, or receive or accept the performance of services for compensation by, any Personnel;

          (iii) advise any customer or supplier of the Business with respect to its business relationship with the Business.

     (b) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Seller acknowledges that Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach. Seller agrees that Buyer shall be entitled to injunctive relief requiring specific performance of this Section, and Seller consents to the entry thereof.

     Section 6.11 Trademark; Tradenames. As soon as practicable after the Closing Date, Seller and each of its Subsidiaries shall eliminate the use of all of the trademarks, tradenames, service marks and service names used in the Business, in any of their forms or spellings, on all advertising, stationery, business cards, checks, purchase orders and acknowledgments, customer agreements and other contracts and business documents. Seller shall change its corporate name so as to bear no resemblance to the current name.

     Section 6.12 Winding Up. Seller hereby covenants and agrees: (i) to apply any moneys received by Seller from Buyer pursuant to this Agreement first to the payment of Seller's and each of its Subsidiaries' debts and obligations; (ii) subject to the exception set forth below, to provide Buyer within thirty (30) days of the Closing written evidence acceptable to Buyer, in Buyer's sole discretion, that all Contracts not listed on Schedule 2.1(a)(iii) other than the Universal Agreement (as described in Section 10.2) and the RDNA Agreements shall have been terminated without expense or liability to Buyer; (iii) to provide Buyer within thirty (30) days of the Closing written evidence acceptable to Buyer, in Buyer's sole discretion, that all Third Party Rights have been terminated; (iv) to, as soon as practicable after the end of the Contingent Purchase Price Period, wind up Seller's and each of its Subsidiaries (other than any Transferred Subsidiaries) affairs and to cause Seller's and each of its Subsidiaries (other than any Transferred Subsidiaries) dissolution in accordance with all applicable Laws; and (v) to refrain from conducting any trade or business following the Closing and to limit its activities and the activities of its Subsidiaries (other than the Transferred Subsidiaries) to collecting the Contingent Purchase Price Amount and winding up the affairs of Seller and its Subsidiaries (other than the Transferred Subsidiaries). For purposes hereof, the term "Third Party Rights" shall mean all existing third party rights and any future or contingent right of third parties (vested or unvested) to obtain or retain rights to any SIVA Product or to any Intellectual Property Rights with respect to any version of any SIVA Product which would reduce, impair, interfere or compete with the exclusive, perpetual, irrevocable, worldwide right of Buyer, upon consummation of the Transaction, and without further compensation of any kind or nature, to reproduce, copy, modify, enhance, make or create derivative works of or practice, translate, perform, display, compile, market, demonstrate, install, distribute, maintain, support, license, sublicense, sell or otherwise exploit or commercialize the SIVA Products and any works derived from the SIVA Products in all languages and any and all media now or hereafter known, including but not limited to electronic transmission. It is understood that this provision shall not require the termination of standard use licenses of executable software applications granted to customers of SIVA, the GMRI license to source code issued in 2004 nor standard escrow provisions in the acquired Contracts where release of source code is triggered by the licensor's insolvency or failure to maintain licensed software. Notwithstanding anything contained herein to the contrary, if within the thirty (30) day period described above, Seller has not produced the evidence required pursuant to clauses (ii) and (iii) above with respect to a required Contract or Third Party Right, Buyer shall have the right, in its sole discretion and in addition to any other available rights, to withhold any Contingent Purchase Price Amounts until such time as the required evidence is produced. Notwithstanding anything contained herein to the contrary, during the four (4) calendar year period following the Closing, Seller agrees to maintain in effect its participation in the NCR RealPartner Program (or similar program). Seller agrees to convert any benefits due Seller pursuant to such program to cash as soon after such benefits become available as is practicable. On or before the 15th day following each calendar quarter during such four (4) year period, Seller shall provide Buyer with a written statement detailing the benefits earned by Seller during the previous quarter and the cash equivalent thereof. All such cash equivalents shall either be paid to Buyer within five (5) days of receipt by Seller if no Contingent Payment Amount is due pursuant to Section 2.5 hereof or, if a Contingent Payment Amount is or may become due, shall be retained by Seller, but shall automatically be deemed a prepayment by Buyer towards the next Contingent Purchase Price Amount due Seller pursuant to Section 2.5 hereof.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

     Section 7.1 Joint Conditions to the Obligations of each of Buyer and Seller. The obligations of each of Buyer and Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at the Closing, of each of the following conditions:

     (a) Governmental Consents. All consents, approvals and actions of, filings with and notices to any Governmental Authority necessary to permit Buyer and Seller to perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred; and

     (b) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement or any of the Ancillary Agreements illegal or otherwise prohibiting consummation of such transactions.

     Section 7.2 Conditions to Obligations of Seller. In addition to the satisfaction or waiver of each of the conditions set forth in Section 7.1, the obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at the Closing, of each of the following conditions:

     (a) Representations and Warranties, Covenants. (i) The representations and warranties of Buyer contained in this Agreement shall have been true and correct when made in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing; (ii) the covenants and agreements contained in this Agreement to be complied with by Buyer at or prior to the Closing shall have been complied with in all material respects; and (iii) Seller shall have received a certificate of Buyer as to the matters set forth in clauses (i) and
(ii) above, signed by a duly authorized officer of Buyer;

     (b) Ancillary Agreements. Buyer and the other parties to the Ancillary Agreements (other than Seller) shall have executed and delivered to Seller the Ancillary Agreements;

     (c) Resolutions. Seller shall have received true and complete copies, certified by the Secretary or an Assistant Secretary (or similar officers) of Buyer of the resolutions duly and validly adopted by the boards of directors of Buyer evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby; and

     (d) General. The form and substance of all instruments and documents executed and delivered by Buyer in connection with the Closing shall be reasonably acceptable to Seller and its counsel.

     (e) Legal Opinion. Buyer shall have delivered the opinion of counsel to Buyer in the form of Exhibit "D" annexed hereto.

     Section 7.3 Conditions to Obligations of Buyer. In addition to the satisfaction or waiver of each of the conditions set forth in Section 7.1, the obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at the Closing, of each of the following conditions:

     (a) Representations and Warranties; Covenants. (i) The representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, subject to updates for changes in the ordinary course of business and subject to such other changes that do not, either individually or in the aggregate, cause the occurrence of a Material Adverse Change of the character described in Section 7.3(h); (ii) the covenants and agreements contained in this Agreement to be complied with by Seller at or prior to the Closing shall have been complied with in all material respects; and (iii) Buyer shall have received a certificate from Seller as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of Seller;

     (b) Ancillary Agreements. Seller and the other parties to the Ancillary Agreements (other than PTC and Buyer) shall have executed and delivered to Buyer the Ancillary Agreements.

     (c) Resolutions. Buyer shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary (or similar officer) of Seller of the resolutions duly and validly adopted by the Board of Directors and the shareholders of Seller evidencing the authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby;

     (d) Incumbency Certificate. Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement and the other documents to be delivered hereunder;

     (e) Third Party Consents. The required consents, approvals, permissions, acknowledgments and notices have been obtained or made, and Buyer shall have received reasonably acceptable written evidence thereof;

     (f) Legal Opinion. Seller shall have delivered the opinion of Tiffany Baughman, Esq., counsel to Seller, in the form of Exhibit "E" annexed hereto;

     (g) Employment Agreements. Melvin and such other employees of Seller as Buyer shall determine each shall have executed and delivered to Buyer employment agreements on such terms and conditions as may be satisfactory to the parties thereto;

     (h) Material Adverse Change. Between the date hereof and the Closing Date, there shall not have occurred any Material Adverse Change with respect to Seller that could reasonably be expected to result in a Potential Loss to Seller (on or before the Closing Date) or Buyer (following the Closing Date until the first anniversary of the Closing Date) in an amount equal to or greater than $50,000;

     (i) Liens. All Encumbrances shall have been removed from the Purchased Assets;

     (j) Due Diligence. Buyer shall have been satisfied, in its sole discretion, with its due diligence examination with respect to Seller, the Assets and the Business;

     (k) Approval of Board of Directors. The Board of Directors of Buyer shall approve the Transaction pursuant to the general terms and conditions of this Agreement;

     (l) Facility Agreement. Buyer having entered into a sublease agreement regarding the Facility for a period of six (6) months following the Closing and continuing on a month to month basis thereafter on terms acceptable to Buyer in Buyer's sole discretion;

     (m) Employee Arrangements. Buyer shall have entered into satisfactory arrangements with such other employees of Seller as Buyer shall determine regarding such other employees' employment by Buyer following the Closing;

     (n) General. The form and substance of all instruments and documents executed and delivered in connection with the Closing shall be reasonably acceptable to Buyer and its counsel; and

                                    ARTICLE 8
                                 INDEMNIFICATION

     Section 8.1 Survival. Subject to the limitations and other provisions of this Agreement, (x) the representations and warranties of each party contained herein shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party, for a period of twenty-four (24) months after the Closing Date; provided, however, that the (i) representations and warranties set forth in Sections 4.20 (Environmental Matters) and 4.21 (Tax Matters) shall survive the Closing for a period ending 180 days after the expiration of the applicable statute of limitations, (ii) representations and warranties set forth in Section 4.11 and
4.15 shall  survive the Closing for a period  ending 180 days after the later of
(A) the date the last Earn-Out Amount is scheduled to be paid or (B) the dissolution of Seller, (iii) the covenants and agreements of the parties shall remain in full force and effect for the applicable periods specified in the respective Sections or Articles or, if no such period is specified, indefinitely and (iv) the expiration of the representations and warranties and covenants and agreements of Seller shall not serve to preclude Buyer from asserting a claim arising out of, resulting from or relating to fraud or intentional misrepresentation prior to the expiration of the applicable statute of limitations period.

     Section 8.2 Indemnification.

     (a) By Seller. Subject to the provisions of this Section 8.2, Seller shall indemnify, defend and save and hold harmless Buyer, its Affiliates, stockholders, officers, directors and employees (the "Buyer Indemnified Parties") from and against any and all Losses, whether or not involving any third party claims, arising out of, resulting from or relating to (i) any breach of any representation or warranty of Seller contained in Article 4 hereof or set forth in an officer's certificate delivered by Seller pursuant to Article 7 hereof, (ii) any breach of any covenant or agreement of Seller contained herein, and (iii) any Excluded Liabilities, ****

     (b) By Buyer. Subject to the provisions of this Section 8.2, Buyer shall indemnify, defend and save and hold harmless Seller, its Affiliates, members, managers, officers and employees (the "Seller Indemnified Parties") from and against any and all Losses, whether or not involving any third party claims, arising out of, resulting from or relating to (i) any breach of any representation or warranty of Buyer contained in Article 5 hereof or set forth in an officer's certificate delivered by Buyer pursuant to Article 7 hereof,
(ii) any breach of any covenant or agreement of Buyer contained herein, or (iii) from and after the Closing, any Assumed Liabilities.

     (c) Claim Procedure. If a claim for Losses (a "Claim") is to be made by an indemnified party, such indemnified party shall give written notice (a "Claim Notice") to the indemnifying party (the "Indemnifying Party"), promptly after such indemnified party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Section
8.2. If any lawsuit or other action is filed or instituted against any indemnified party with respect to a matter subject to indemnity hereunder, notice thereof (a "Third Party Notice") shall be given to the Indemnifying Party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect such indemnified party's rights to indemnification hereunder, except to the extent such delay or failure materially prejudices the Indemnifying Party's ability to defend such Claim or mitigate any Losses resulting therefrom. After receipt of a Third Party Notice, the Indemnifying Party shall have the right by providing written notice to the indemnified party to (i) take control of the defense and investigation of such lawsuit or action, (ii) employ and engage attorneys of its own choice (subject to the approval of the indemnified party, such approval not to be unreasonably withheld) to handle and defend the same, at the Indemnifying Party's sole cost, risk and expense, and (iii) compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party. The indemnified party shall cooperate in all reasonable respects with the Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom (at the cost and expense of the Indemnifying Party); and the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Indemnifying Party fails to assume the defense of such claim within ten (10) Business Days after receipt of the Third Party Notice (or such earlier date, if the failure to assume the defense on such earlier date would materially impair the ability of such indemnified party to defend such claim), the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim (all at the cost and expense of the Indemnifying Party) and the Indemnifying
Party shall have the right to participate therein at its own cost. Notwithstanding the foregoing, whether or not the Indemnifying Party assumes the defense of a third party Claim, if the indemnified party determines in good faith that a third party Claim is likely to have a Material Adverse Effect on the indemnified party in a manner that may not be adequately compensated by money damages (it being understood that any third party Claim related to Taxes shall be deemed to have such a material adverse effect on the Buyer Indemnified Parties), then the indemnified party may, by written notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such third party Claim. Notwithstanding anything to the contrary contained in Section 8.2, no Claim may be settled by the indemnified party without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld.

     (d) Limitations on Seller's Indemnification. Notwithstanding the foregoing, no Buyer Indemnified Party shall be entitled to indemnification pursuant to
Section 8.2(a)(i) for any Losses unless and until the amount of all Losses for which all Buyer Indemnified Parties are entitled to indemnification pursuant to
Section 8.2(a)(i) exceeds $50,000 (the "Seller Threshold Amount"), at which time the Buyer Indemnified Parties shall be entitled to indemnification for all such Losses sustained by such Buyer Indemnified Parties without regard to the Seller Threshold Amount. Notwithstanding the preceding sentence, the Buyer Indemnified Parties shall be entitled to indemnification for all Losses sustained by the Buyer Indemnified Parties in connection with any Claim by RDNA without regard to the Seller Threshold Amount.

     (e) Limitations on Buyer  Indemnification.  Notwithstanding  the foregoing,
(i) no Seller Indemnified Party shall be entitled to indemnification pursuant to
Section 8.2(b)(i) for any Losses unless and until the amount of all Losses for which all Seller Indemnified Parties are entitled to indemnification pursuant to
Section 8.2(b)(i) exceeds $50,000 (the "Buyer Threshold Amount"), at which time the Seller Indemnified Parties shall be entitled to indemnification for all Losses sustained by such Seller Indemnified Parties without regard to the Buyer Threshold Amount.

     (f) Survival. Except as otherwise provided in this Agreement, no Claim may be asserted for the breach of any representation, warranty, covenant or agreement contained herein after the expiration of the survival period applicable to such representation, warranty, covenant or agreement, as specified in Section 8.1; provided, that this Section 8.2(f) shall not limit the ability of any indemnified party to recover for any Claim relating to the breach of any representation, warranty, covenant or agreement asserted prior to the expiration of the survival period applicable to such representation, warranty, covenant and agreement.

     (g) Offset. Buyer shall have the right to offset any amounts due Seller hereunder including, but not limited to, any Contingent Payment Amount or the Escrow Amount, against any indemnification payments to which Buyer shall be entitled hereunder. In the event Buyer elects, in its sole discretion, to satisfy such obligation, in whole or in part, with Escrow Shares, the number of Escrow Shares to be returned to Buyer shall be determined by dividing the total amount of the Claim for which Buyer is entitled to be indemnified by the Share Value. Nothing herein contained is intended to limit in any manner the source from which or the amount to which Buyer may be indemnified. For purposes hereof, "Share Value" shall mean the average of the last reported sale price of the PTC Common Stock on the New York Stock Exchange for the twenty (20) trading days ending on the third day immediately preceding the date the entitlement to and the amount for which Buyer is entitled to be indemnified is fixed, either by agreement of the parties or by a court of competent jurisdiction.

     (h) Total Limitation. Notwithstanding anything contained herein to the contrary, in no event shall either party's indemnification obligations hereunder exceed the Purchase Price except to the extent such obligation arises out of such party's gross negligence, intentional misconduct or fraud.

                                    ARTICLE 9
                        TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by the mutual written consent of the parties hereto;

     (b) by either Seller or Buyer, if any Governmental Authority with jurisdiction over such matters shall have issued a Governmental Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and unappealable; provided, however, that the provisions of this Section 9.1(b) shall not be available to any party unless such party shall have used its commercially reasonable efforts to oppose any such
Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement;

     (c) at any time before the Closing, by notice given by Seller or Buyer (i) in the event of a material breach of this Agreement by the non terminating party if such non-terminating party fails to cure such breach within ten (10) days following notification thereof by the terminating party or (ii) upon the satisfaction of any condition to the terminating party's obligations under this Agreement becoming impossible or impracticable with the use of commercially reasonable efforts, if the failure of such condition to be satisfied is not caused by a breach of this Agreement by the terminating party;

     (d) by PAR, if at any time it is not satisfied with its due diligence examination.

     Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith be of no force or effect and there shall be no liability on the part of any party hereto except (a) that the obligations of the parties set forth in Section 6.3 and this
Section 9.2 shall survive such termination, and (b) that nothing herein shall relieve any party from liability for any breach of this Agreement prior to the date of termination.

                                   ARTICLE 10
                             POST CLOSING AGREEMENTS

     Section 10.1 Office Obligations. Pursuant to the sublease arrangement described in Section 7.3(n), Buyer will continue to occupy and use the Facilities for a period after the Closing. In connection with such use, Buyer would like to have available certain services and equipment for its use. Set forth on Schedule 10.1 of the Disclosure Schedule are certain agreements to which Seller is a party regarding services and/or equipment used by Seller at the Facility which services and/or equipment Buyer desires to have made available after the Closing (the "Facility Agreements"). Following the Closing, Buyer shall pay to Seller an amount equal to the obligations of Seller arising under the Facilities Agreements after the Closing Date. This obligation with respect to each such Facility Agreement shall continue only until such time Buyer shall have given Seller thirty (30) days written notice that it no longer desires any services or use of equipment pursuant to such Facility Agreement. Upon the expiration of the thirty (30) day period, Buyer shall have no further obligation with respect to such Facilities Agreement. Notwithstanding anything contained herein to the contrary, in no event shall Buyer be responsible for any amounts due under a Facilities Agreement arising out of or in connection with any breach by Seller of its obligations under the Facilities Lease or any obligations of Seller relating to the period prior to and including the Closing Date.

     Section 10.2 Universal Agreement. Seller is currently a party to Professional Services Agreement with Universal City Development Partners, Ltd. ("Universal") dated as of August 1, 2006 (the "Universal Agreement") pursuant to which Seller has agreed, among other things, to render professional development services to Universal. As of the Closing, Buyer is not assuming any of Seller's obligations under the Universal Agreement. **** In the event of any such assignment, Seller shall remain liable to Buyer for any costs, penalties or damages of any kind or nature assessed by Universal pursuant to the Universal Agreement as a result of the failure by Buyer to meet any delivery requirements set forth in the Universal Agreement; in addition, Seller shall remain liable for any breaches by or failures of Seller to comply with the Universal Agreement prior to the date of the assignment. In the event Universal refuses for any reason to consent to the assignment of the Universal Agreement to Buyer, Buyer shall be entitled to be reimbursed for any costs and expenses incurred by Buyer in connection with any services performed by Buyer with respect to the Universal Agreement during the thirty-five (35) day period following the Closing. Buyer shall have the right to satisfy any such amount due Buyer hereunder, at Buyer's option, through a distribution of a portion of the Escrow Amount or through a reduction of any Contingent Purchase Price Amount due Seller. The obligation of Seller to reimburse Buyer pursuant to this Section shall survive until the fourth anniversary of the Closing.

     Section 10.3 DMI Agreement. Pursuant to Section 2.1(a)(iii), Buyer has agreed to assume Seller's obligations arising after the Closing under the Enterprise Software License Agreement dated June 9, 2004 by and between DMI Management Inc. ("DMI") and Seller (the "DMI Agreement"). Pursuant to Section 8 of the DMI Agreement, Seller is obligated to return to DMI the sum $47,817 if
(i) DMI does not accept the software delivered by Seller pursuant to the DMI's Agreement or (ii) during the one year period following the delivery of the Advance Delivery Module software, DMI agrees to permit Seller to license the Advanced Delivery Module to third parties other than as a result of the request of Buyer. If, in the event of the occurrence of either (i) or (ii) above Buyer is required to refund any monies to DMI pursuant to the DMI Agreement, Buyer shall be entitled to be reimbursed the amount of the refund by Seller. Buyer shall have the right to satisfy any such amount due Buyer hereunder, at Buyer's option, through a distribution of a portion of the Escrow Amount or through a reduction of any Contingent Purchase Price Amount due Seller. The obligation of Seller to reimburse Buyer pursuant to this Section shall survive until the fourth anniversary of the Closing.

     Section 10.4 eCentra Agreement. Pursuant to Section 2.1(a)(iii), Buyer has agreed to assume Seller's obligations arising after the Closing under the Software License Purchase Agreement dated May 30, 2006 by and between eCentra Incorporated. ("eCentra") and Seller (the "eCentra Agreement"). Pursuant to the eCentra Agreement, eCentra has agreed to purchase licenses at a total discounted price of $250,000. To date, eCentra has paid one-half of this amount. Seller hereby agrees that any further amount paid by eCentra pursuant to the eCentra Agreement, either before or after the Closing, shall be the property of Buyer. In the event eCentra makes any payment to Seller prior to the Closing, Buyer shall have the right to reduce the amount of cash due Seller pursuant to Section 2.4(b) hereof by the amount of any such payment.

     Section 10.5 ****

     Section 10.6 Luby's Agreement. Pursuant to the Master Purchase Agreement between Seller and Luby's Inc. ("Luby's"), as amended, and as described on
Schedule 2.1(a)(iii) (the "Luby's Agreement"), Luby's has a deposit remaining with Seller in the amount of $94,000 (the "Luby's Deposit"). The Luby's Deposit represents a prepayment by Luby's for certain dedicated resources, technical support and help desk/support remaining to be provided to Luby's by Seller (the "Luby's Support Obligations"). Seller hereby represents and warrants to Buyer that the maximum cost of the Luby's Support Obligations following the Closing of the Transaction will not exceed the amount of the Luby's Deposit. In the event the total cost to Buyer of performing the Luby's Support Obligations exceeds the Luby's Deposit, Buyer shall be entitled to be reimbursed such excess costs by Seller. Buyer shall have the right to satisfy any such amount due Buyer hereunder, at Buyer's option, through a distribution of a portion of the Escrow Amount or through a reduction of any Contingent Purchase Price Amount due Seller. The obligation of Seller to reimburse Buyer pursuant to this Section shall survive until the fourth anniversary of the Closing.

                                   ARTICLE 11
                               GENERAL PROVISIONS

     Section 11.1 Expenses. Each party hereto shall bear its own expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions shall be consummated.

     Section 11.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by nationally recognized overnight delivery service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2:

     (a) if to Seller:

                  Jim Melvin
                  SIVA  Corporation
                  3333 South  Congress  Avenue
                  Suite 400
                  Delray
                  Beach, FL 33445
                  Facsimile: (561) 272-2121

          with a copy to:

                  Tiffany M. Baughman, Esq.
                  5476 Gooseberry Way
                  Oceanside, CA 92057
                  Facsimile: (760) 874-2924

     (b) if to Buyer:

                  PAR Technology Park
                  8383 Seneca Turnpike
                  New Hartford, New York 13413-4991
                  Attention:  Vi Murdock, Esq.
                  Facsimile:  (315) 735-4191

          with a copy to:

                  Hiscock & Barclay, LLP
                  One Park Place
                  300 South State Street
                  Syracuse, New York  13202
                  Attention:  James J. Canfield, Esq.
                  Facsimile:  (315) 703-7378

     Section 11.3 Public Announcements. Unless otherwise required by applicable Law, Seller shall not make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of Buyer. The parties shall cooperate as to the content of any public announcements.

     Section 11.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 11.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the essential economic or legal substance of the transactions contemplated hereby is not affected. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     Section 11.6 Entire Agreement. This Agreement (including the Ancillary Agreements, Disclosure Schedule, and the other Exhibits hereto) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, with respect to the subject matter hereof and except as otherwise expressly provided herein.

     Section 11.7 Assignment. This Agreement shall not be assigned by operation of Law or otherwise without the consent of Seller and Buyer; provided, however, that without the consent of Seller, Buyer may, by providing written notice to Seller, assign this Agreement and Buyer's rights and obligations hereunder in whole or in part to (a) an Affiliate of Buyer, and (b) to any Person who acquires all or a portion of the Purchased Assets or the Equity Securities of PTC or Buyer following the Closing (by merger, recapitalization, sale of stock or otherwise), provided, in each case, that Buyer remains bound by the terms and conditions of this Agreement.

     Section 11.8 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 11.9 Waivers and Amendments. This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     Section 11.10 Specific Performance. Seller agrees that Buyer would be irreparably and immediately injured and could not be made whole by monetary damages if this Agreement is not specifically enforced. Therefore, Buyer shall have the right to specifically enforce Seller's performance of its obligations under this Agreement, and Seller agrees to waive the defense in any such suit that Buyer has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy, and that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security. In addition, Buyer shall be entitled to obtain from Seller court costs and reasonable attorneys' fees incurred by Buyer in enforcing its rights hereunder. As a condition to seeking specific performance, Buyer shall not be required to have tendered the Purchase Price.

     Section 11.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed entirely in that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined solely in a New York state or federal court sitting in Oneida County, New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

     Section 11.12 Counterparts; Signatures. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Signatures delivered by facsimile or by electronic mail shall be deemed original signatures for all purposes of this Agreement.

     Section 11.13 Mediation. Except for matters in which injunctive relief is required to prevent immediate and irreparable harm, in the event an issue arises between the parties which cannot be resolved by good faith discussion, it shall be a condition precedent to either party's right to commence litigation that the parties shall have participated in at least sixteen (16) hours of non-binding mediation in Chicago, IL before an independent mediator.

       [Balance of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                        PAR TECHNOLOGY CORPORATION

                                        By:  __________________________________
                                        Name:  ____________________________
                                        Title:  _____________________________


                                        PAR-SIVA CORPORATION

                                        By:  __________________________________
                                        Name:  ____________________________
                                        Title:  _____________________________


                                        SIVA CORPORATION

                                        By:  ___________________________________
                                        Name:  _____________________________
                                        Title:  ______________________________